SECOND AMENDMENT TO

     SAFEGUARD SCIENTIFICS
     MONEY PURCHASE PENSION PLAN


          WHEREAS, Safeguard Scientifics, Inc. (the "Company") established the Safeguard Scientifics Money Purchase Pension Plan (the "Plan") for the benefit of certain of its employees effective January 1, 1986; and
          WHEREAS, the Company most recently amended and restated the Plan generally effective January 1, 1989, and has amended the Plan on one occasion thereafter; and
          WHEREAS, the Company reserved to itself the right to amend the Plan in Section 11.1 thereof, subject to certain inapplicable limitations; and
          WHEREAS, the Company desires to amend the Plan (i) to reflect the maximum amount of compensation that may be taken into account under section 401(a)(17) of the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993 (the "Code"); and (ii) to make certain other changes;
          NOW, THEREFORE, subject to approval by the District Director of Internal Revenue, the Plan is hereby amended as follows:
          1.     Effective January 1, 1994, the last paragraph of
Section 1.10 of the Plan is hereby deleted in its entirety and replaced by the following:
               A Participant's Compensation for any Plan Year shall in no event exceed $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year shall apply to any period, not exceeding 12 months, beginning in such calendar year over which Compensation is determined (the "determination period"). If a determination period consists of fewer than 12 months, the applicable limit (as adjusted) shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

               In determining the Compensation of a Participant for purposes of the limit set forth above, the rules of Code section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the adjusted $150,000 limit is exceeded, then the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 1.10 prior to the application of the limit.

     *  *  *  *

          2. Effective January 1, 1994, Section 1.13 is hereby amended to read as follows:

               1.13 Eligible Employee shall mean each person in the employ of the Employer who is not a leased employee, who is not a person whose terms and conditions of employment are determined through collective bargaining with a third party if the issue of retirement benefits has been a bona fide subject of collective bargaining, unless the collective bargaining agreement provides for the inclusion of such person as a Participant in the Plan, and who performs services in an eligible classification of Employees (as hereinafter defined). For purposes of the Plan, the eligible classifications of Employees shall be as follows:

                    (a) hourly and salaried Employees of Safeguard Scientifics, Inc., except Employees in the Phoenix division of Safeguard Scientifics, Inc.;

                    (b) hourly and salaried Employees of Technology Leaders Management, Inc., a subsidiary of Safeguard Scientifics, Inc.;

                    (c)     effective March 17, 1994, hourly and
salaried Employees of Safeguard International, Inc., a subsidiary of Safeguard Scientifics, Inc.; and

                    (d)     effective January 1, 1995, hourly and
salaried Employees of the Phoenix division of Safeguard Scientifics, Inc.;

                    (e) notwithstanding the foregoing, Employees of any division or at any location of Safeguard Scientifics, Inc. or either of the above designated subsidiaries that was not in existence on December 31, 1994 shall not be Eligible Employees unless and until the Board of Directors determines that such Employees shall be an eligible classification of Employees. The Board of Directors shall cause to be appended hereto, as Appendix A, a description of each eligible classification of Employees that shall be covered by the Plan pursuant to this Subsection (e) and the period of such coverage.

          3. Effective January 1, 1994, the first paragraph of subsection (b) of Section 3.1 is amended to read as follows:
                    (b) Entitlement to Employer Contribution. A Participant shall be an Active Participant for the purposes of Section 3.1, and shall be entitled to share in the allocation of the Employer contribution for a specific Accrual Computation Period, only if he did at least one of the following during that Accrual Computation Period:

                    (1) Commenced participation in the Plan during the Accrual Computation Period, whether or not he completed a Year of Participation in such Accrual Computation Period;

                    (2) Remained in the employ of the Employer or an Affiliate through the end of the Accrual Computation Period, and completed a Year of Participation in such Accrual Computation Period;

                    (3)  Retired (at or after his Normal Retirement
Date), experienced Total Disability, or died during the Accrual
Computation Period, having completed a Year of Participation during any of the preceding three Accrual Computation Periods; or

                    (4) Was on an Excused Absence at the end of the Accrual Computation Period, having completed a Year of Participation during the Accrual Computation Period, or having completed a Year of Participation during any of the preceding three Accrual Computation Periods.

     *  *  *  *

          4. Effective January 1, 1989, subparagraph (1) of the definition of "Annual Addition" under subsection (b) of Section 4.1 of the Plan is amended to read as follows:
                         (1)      employer contributions (other than
excess deferrals distributed in accordance with Treas. Reg.
 (section)1.402(g)-1(e)(2) or (3));

     *  *  *  *

          5. Effective January 1, 1994, the second sentence of the second paragraph of subsection (a) of Section 16.2 of the Plan is amended to read as follows:
                    (a)     Minimum Benefit ----

     ....  The amount of the minimum benefit shall not be less than the lesser of (i) 3% of such Participant's Limitation Compensation for the Plan Year, or (ii) the largest percentage of Employer contributions, as a percentage of the first $150,000 (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code section 401(a)(17)(B)) of the key Employee's compensation allocated on behalf of any key Employee under the Plan for such Plan Year.

          6.     Effective January 1, 1989, subsection (c) of Section
16.2 is deleted in its entirety, and subsection (d) of Section 16.2 is redesignated subsection (c).
     *  *  *  *

          IN WITNESS WHEREOF, and as evidence of the adoption of this Second Amendment, the Company has caused the same to be executed by its duly authorized officers, and its corporate seal to be affixed this
day of             , 1994.

Attest:                         SAFEGUARD SCIENTIFICS, INC.


____________________________     _______________________________
               Secretary                         President


(Corporate Seal)